EXHIBIT 1



                             JOINT FILING AGREEMENT


                  The undersigned hereby agree that the Statement on Schedule 13D dated July 23, 2001 (the "Statement") with respect to shares of common stock, $0.001 par value per share of Vanguard Airlines, Inc. is, and any amendments thereto executed by each of us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13(d)-1(k) under the Securities Exchange Act of 1934, as amended, and further agree that this Joint Filing Agreement be included as an exhibit to the Statement. Each of the undersigned agrees to be responsible for the timely filing of the Statement and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 23rd day of July, 2001.



                                    VANGUARD ACQUISITION COMPANY



                                    By: /s/ Philip V. Jackmauh
                                       -----------------------------------------
                                    Name:  Philip V. Jackmauh
                                    Title: Senior Vice President,
                                           Deputy General Counsel and
                                           Assistant Secretary


                                    AIRLINE INVESTMENTS, INC.



                                    By: /s/ Philip V. Jackmauh
                                       -----------------------------------------
                                    Name:  Philip V. Jackmauh
                                    Title: Senior Vice President,
                                           Deputy General Counsel and
                                           Assistant Secretary